EXHIBIT 99.17(b)3

PROSPECTUS
ORBITEX CATERPILLAR MID CAP RELATIVE VALUE FUND
June 28, 2002

TABLE OF CONTENTS

KEY INVESTMENT CONCEPTS .....................................................  3
THE FUND AT A GLANCE ........................................................  4
    Investment Objective ....................................................  4
    Principal Investment Strategies .........................................  4
    Principal Risks .........................................................  4
    Who May Want to Invest in the Orbitex Caterpillar
    Mid Cap Relative Value Fund? ............................................  5
    Investor Expenses .......................................................  6
FUND DETAILS ................................................................  8
MORE INFORMATION ABOUT RISKS ................................................ 10
YOUR ACCOUNT ................................................................ 11
    Types of Accounts ....................................................... 11
    Choosing a Class ........................................................ 11
    Classes in Detail ....................................................... 13
    Rule 12b-1 Plans in Detail .............................................. 16
    Purchasing Shares ....................................................... 16
    Redeeming Shares ........................................................ 18
    Exchanging Shares ....................................................... 21
PRICING OF FUND SHARES ...................................................... 23
DISTRIBUTIONS ............................................................... 23
FEDERAL TAX CONSIDERATIONS .................................................. 24
    Taxes on Distributions .................................................. 24
    Taxes on Sales or Exchanges ............................................. 24
    "Buying a Dividend" ..................................................... 24
    Tax Withholding ......................................................... 24
MANAGEMENT .................................................................. 25
    Investment Adviser ...................................................... 25
    Other Service Providers ................................................. 25

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus does not constitute an offer to sell Fund shares in any state or jurisdiction in which the Fund is not authorized to conduct business. No sales representative, dealer or other person is authorized to give any information or make any representations other than those contained in this Prospectus or in the Statement of Additional Information.

KEY INVESTMENT CONCEPTS

This Prospectus describes the Fund's investment objectives, principal investment strategies, principal investments and risks of the Orbitex Caterpillar Mid Cap Relative Value Fund (the "Fund"). You may find the following definitions of these terms useful as you read the description of the Fund.

[GRAPHIC OMITTED]

INVESTMENT OBJECTIVES

A fund's investment objective is its ultimate, overriding goal. It is the way in which the fund defines itself amongst all other mutual funds. There is a wide range of potential investment objectives. There can be no assurance that any mutual fund will attain its investment objective. You should think carefully about whether a fund's investment objective is consistent with your own objective for the money that you are contemplating investing in that fund. If not, you should consider another fund.

[GRAPHIC OMITTED]

PRINCIPAL INVESTMENT STRATEGIES

A fund's principal investment strategies are the primary means by which the investment adviser for the fund (the "Adviser") seeks to attain its investment objective. A strategy may, among other things, take the form of an intention on the part of the Adviser to invest primarily in certain types of securities such as stocks, bonds, or money market instruments, or to concentrate investments in a particular industry (e.g. technology, healthcare, energy) or group of industries. Your financial consultant can assist you in understanding these strategies.

[GRAPHIC OMITTED]

PRINCIPAL INVESTMENTS

In order to implement its investment strategies, a fund will invest principally in certain types of securities. These securities may include equity securities, such as common stocks, preferred stocks, convertible securities and warrants, or debt securities, such as corporate bonds, government securities and mortgage and other asset-backed securities.

[GRAPHIC OMITTED]

PRINCIPAL RISKS

The principal risks of the fund are those potential occurrences that, in the judgment of the Adviser, have the greatest likelihood of disrupting, interfering with, or preventing the fund from attaining its investment objective. Your financial consultant can assist you in understanding these risks.


                                 Prospectus - 3

THE FUND AT A GLANCE - ORBITEX CATERPILLAR MID CAP RELATIVE VALUE FUND

This section briefly describes the Orbitex Caterpillar Mid Cap Relative Value Fund's goals, principal investment strategies, risks and expenses. The Fund is a series of the Orbitex Group of Funds. For further information on how this Fund is managed, please read the section entitled, "Fund Details."

[GRAPHIC OMITTED]

INVESTMENT OBJECTIVE

The objective of the Orbitex Caterpillar Mid Cap Relative Value Fund is to achieve long-term capital appreciation by investing primarily in equity securities of mid-sized companies that are believed to be undervalued relative to their peer groups as well as the overall mid cap universe and that offer above-average potential for capital appreciation. Dividend income, if any, is incidental to this goal.

[GRAPHIC OMITTED]

PRINCIPAL INVESTMENT STRATEGIES

The Fund's principal investment strategies include:

o Investing at least 80% of its total assets, under normal conditions, in equity securities of U.S. companies that have a market capitalization of between $1 and $15 billion at the time of purchase.

o Investing in the securities of companies that are deemed by the Adviser to be undervalued, which are securities that are currently out of favor with investors and trade at prices the Adviser believes are below their true worth based on each company's potential earnings, asset values and dividend yield, thereby offering above-average potential for capital appreciation.

o Investing up to 20% of its total assets in the equity securities of foreign companies.

o Investing in securities convertible into the common stock of U.S. companies, such as convertible preferred stock and convertible bonds.

[GRAPHIC OMITTED]

PRINCIPAL RISKS

The Fund is subject to the following principal risks:

o STOCK MARKET RISK: Stock markets are volatile and there is a risk that the price of a security will rise or fall due to changing economic, political or market conditions, as well as company-specific factors (see "Issuer-Specific Risks" below). Consequently, the value of your investment in the Fund will go up and down, which means that you could lose money.

o ISSUER-SPECIFIC RISKS: The price of an individual security or particular type of security can be more volatile than the market as a whole and can fluctuate differently than the market as a whole. An individual issuer's securities can rise or fall dramatically with little or no warning based upon such things as a better (or worse) than expected earnings report, news about the development of a promising product, or the loss of key management personnel. There is also a risk that the price of a security may never reach a level that the Adviser believes is representative of its full value or that it may go down in price.

o RISKS OF MID-SIZED COMPANIES: The Fund will invest primarily in companies with medium market capitalizations. Market capitalization refers to the total market value of the outstanding stock of a company. Mid cap companies generally have a market capitalization between $1 billion and $15 billion. Investing in such companies may involve more risk than is usually associated with investing in larger, more established companies. Mid cap companies and the industries in which they are involved frequently are still maturing and are more sensitive to changing market conditions than larger companies in more established industries. Mid cap companies are often traded in the over-the-counter market, and the low market liquidity of these securities may have an adverse effect on the ability of the Fund to sell certain securities at favorable


                                 Prospectus - 4
      prices. Such securities usually trade in lower volumes and are subject to greater and more unpredictable price fluctuations than larger cap securities or the stock market in general. This also may impede the Fund's ability to obtain market quotations based on actual trades in order to value the Fund's securities. Mid cap securities may have returns that can vary, occasionally significantly, from the market in general. In addition, mid-cap companies may not pay a dividend.

o RISKS OF VALUE INVESTING: The Fund will invest primarily in companies that the Adviser believes are undervalued relative to their peers and the mid cap universe in general. Value investing may be riskier than other investment styles because undervalued securities may respond differently to issuer, political, market and economic conditions than the market as a whole or other types of stocks. Investments in value stocks may never reach what the Adviser believes is their full value. They may also decline in price, even though in theory they are already undervalued.

o RISKS OF CONVERTIBLE SECURITIES: The market value of convertible securities tends to decline as interest rates increase, although to a lesser extent than with fixed income securities generally. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. Convertible securities are generally subordinated to, and therefore have lower ratings than, other non-convertible fixed income securities of the same issuer.

o RISKS OF FOREIGN SECURITIES: Foreign securities may be riskier than U.S. investments because of factors such as unstable international political and economic conditions, currency fluctuations, foreign controls on investment and currency exchange, withholding taxes, a lack of adequate company information, less liquid and more volatile markets, and a lack of governmental regulation. Consequently, there is a risk that a foreign security may never reach the price that the Adviser believes is representative of its full value or that it may even go down in price.

WHO MAY WANT TO INVEST IN THE ORBITEX CATERPILLAR MID CAP RELATIVE VALUE FUND?

We designed the Orbitex Caterpillar Mid Cap Relative Value Fund for investors who seek one or more of the following:

- long term growth
- an equity fund to complement a portfolio of more aggressive investments
- an equity fund that uses a value investment style
- an equity fund that invests in domestic companies and may invest in foreign companies


                                 Prospectus - 5

THE FUND AT A GLANCE - ORBITEX CATERPILLAR MID CAP
RELATIVE VALUE FUND

INVESTOR EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A Shares, Class B Shares or Class C Shares of the Orbitex Caterpillar Mid Cap Relative Value Fund.

                                                                              CLASS A        CLASS B        CLASS C
                                                                              SHARES         SHARES         SHARES
                                                                           ------------   ------------   ------------
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

   Maximum Sales Charge (Load) Imposed on Purchase (as a % of offering         5.75%(1)      None           1.00%(2)
    price)
   Maximum Deferred Sales Charge (Load) (as a % of lower of original           None(3)       5.00%(4)       1.00%(5)
    purchase price or redemption proceeds)
   Maximum Sales Charge (Load) Imposed on Reinvested                           None          None           None
    Dividends/Distributions
   Redemption Fee (as a % of amount redeemed, if applicable)                   None          None           None
   Exchange Fee                                                                None          None           None
ANNUAL OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)
   Management Fees                                                             0.75%         0.75%          0.75%
   Distribution and/or Service (12b-1) Fees                                    0.40%         1.00%(6)       1.00%(6)
   Other Expenses                                                              0.90%         0.90%          0.90%
                                                                              ------         -----          -----
   Total Annual Operating Expenses                                             2.05%         2.65%          2.65%
   Fee Waiver and Reimbursement                                                0.15%(7)         -%             -%
                                                                              ------         -----          -----
   Net Expenses                                                                1.90%         2.65%          2.65%
                                                                              ======         =====          =====

----------
(1) Reduced for purchases of $50,000 or more by certain investors. See "Your Account - Classes in Detail Class A - Reduced Sales Charge."

(2)   This fee may be waived for certain investors under certain circumstances.

(3) Purchases of Class A Shares of $1 million or more by certain investors are not subject to any sales load at the time of purchase, but a 1.00% contingent deferred sales charge applies on amounts redeemed within one year of purchase. See "Your Account - Classes in Detail Class A - Reduced Sales Charge."

(4) The Contingent Deferred Sales Charge ("CDSC") payable upon redemption of Class B Shares declines over time.

(5) The CDSC applies to redemptions of Class C Shares within eighteen months of purchase.

(6)   Including a 0.25% shareholder servicing fee.

(7) The Distributor has contractually agreed to waive 0.15% of its distribution (12b-1) fees on Class A Shares, at least through April 30, 2003. Consequently, the distribution fees actually charged in the future may be higher than reflected above. The information contained in the table above and the example below reflect the expenses of Class A Shares taking into account any applicable fee waivers and/or reimbursements.


                                 Prospectus - 6

EXAMPLE

      This example is intended to help you compare the cost of investing in the Orbitex Caterpillar Mid Cap Relative Value Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:

Year    Class A         Class B         Class C
----    -------         -------         -------
  1     $  757          $  768           $465
  3     $1,167          $1,123           $915

You would pay the following expenses if you did not redeem your shares:

Year    Class A         Class B         Class C
----    -------         -------         -------
  1     $  757           $268            $365
  3     $1,167           $823            $915


                                 Prospectus - 7

FUND DETAILS - ORBITEX CATERPILLAR MID CAP RELATIVE VALUE FUND

INVESTMENT DETAILS OF THE ORBITEX CATERPILLAR MID CAP RELATIVE VALUE FUND

[GRAPHIC OMITTED]

INVESTMENT OBJECTIVE

The objective of the Orbitex Caterpillar Mid Cap Relative Value Fund is to achieve long-term capital appreciation by investing primarily in equity securities of mid-sized companies that are believed to be undervalued relative to their peer groups as well as the overall mid cap universe and that offer above-average potential for capital appreciation. Dividend income, if any, is incidental to this goal.

[GRAPHIC OMITTED]

PRINCIPAL INVESTMENT STRATEGIES

The Fund strives to provide a high return through a unique multi-factor selection process.

The Fund invests in securities the Adviser believes to be undervalued, which are securities that are currently out of favor with investors and trade at prices the Adviser believes are below their true worth based on potential earnings, asset values and dividend yield. The Adviser uses fundamental analysis to invest in stocks that are less expensive relative to comparable companies as determined by price/earnings ratios, cash flows or other measures. The Adviser uses quantitative screening to identify mid cap companies with attractive earnings growth, revenue growth, and balance sheet strength. The Adviser also attempts to identify industry and economic themes that can drive company profits.

The Adviser seeks undervalued companies that may be subject to positive changes from new markets/products, restructuring, acquisitions, divestitures, mergers, change in management, regulatory change, or other changes that will enhance the value of the company.

The Adviser may sell those holdings that have exceeded their relative value price targets and may also sell the securities of a company that has experienced a fundamental change from the reasons that prompted the initial purchase of the stock. If changes for the better have not materialized, the stock will be sold. A final decision for selling the security is made after all factors are analyzed.

[GRAPHIC OMITTED]

PRINCIPAL INVESTMENTS

The Fund will normally invest at least 80% of its total assets in equity securities of U.S. companies that have a market capitalization of between $1 billion and $15 billion at the time of purchase.

The Fund may invest up to 20% of its total assets in the equity securities of foreign companies. The Fund also may invest up to 20% of its total net assets in securities convertible into the common stock of U.S. companies, such as convertible preferred stock and convertible bonds.

INVESTMENT ADVISER

Orbitex Management, Inc. is the Investment Adviser (the "Adviser") to the Fund. The Adviser's address is 410 Park Avenue, New York, New York 10022. Orbitex Management, Inc. has provided investment advisory services to registered investment companies since 1995. As of May 31, 2002, the Adviser managed approximately $295 million in assets.

INVESTMENT SUB-ADVISER

Caterpillar Investment Management Ltd. ("CIML") is the investment sub-advisor to the Fund. Its principal place of business is 411 Hamilton Boulevard, Suite 1200, Peoria, Illinois 61602-1104. CIML is a wholly-owned subsidiary of Caterpillar Inc., an


                                 Prospectus - 8
international manufacturer of machinery and engines and provider of financial products.

In addition to managing the Fund, CIML serves as the investment adviser to the Caterpillar Investment Management Ltd. Tax Exempt Group Trust (the "Group Trust") and the Preferred Group of Mutual Funds. CIML has experience managing separate accounts and portfolios of the Group Trust and the Preferred Group of Mutual Funds that are similar to that of the Fund. As of May 31, 2002, CIML had assets under management totaling $2,733 million.

PORTFOLIO MANAGER

The Fund is managed by a team of investment professionals, which is primarily responsible for day-to-day decisions regarding the Fund's investments. This team is led by Keith D. Yoder, CFA. Mr. Yoder has managed investment portfolios since 1994. Before joining CIML as a Vice President in May 2000, Mr. Yoder managed the MMA Praxis Growth Fund for Mennonite Mutual Aid, Inc. from its inception in January 1994 through April 2000.


                                 Prospectus - 9

MORE INFORMATION ABOUT RISKS

Many factors affect the Fund's performance. The Fund's share price changes daily based on changes in market conditions in response to economic, political and financial developments. The direction and extent of those price changes will be affected by the financial condition, industry and economic sector, and geographic location of the companies in which the Fund invests, and the Fund's level of investment in the securities of those companies. WHEN YOU REDEEM YOUR SHARES OF THE FUND, THEY COULD BE WORTH MORE OR LESS THAN WHAT YOU PAID FOR THEM.

The principal risks of the Fund are stock market risk, issuer specific risks, risks of mid sized companies, risks of value investing, foreign securities risk and convertible securities risk. The other factors set forth below are not considered principal risks of the Fund, but may impact Fund performance.

o Derivatives and Other Strategies: The Fund may invest in options, futures, foreign securities, foreign currencies, and other derivatives (collectively, "Derivative Transactions"), and may enter into certain types of short sales. If these practices are used by the Fund, the intent would be primarily to hedge the Fund's portfolios. For example, the Fund may purchase or sell options contracts on equity securities to hedge against the risk of fluctuations in the prices of securities held by the Fund. Or, the Fund may purchase or sell stock index futures contracts and could purchase put options or write call options on such futures contracts to protect against a general stock market decline or decline in a specific market sector that could adversely affect the Fund's holdings.

o Interest Rate Changes: Debt securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt security may fall when interest rates rise and may rise when interest rates fall. Securities with longer maturities may be more sensitive to interest rate changes. The Fund is subject to interest rate changes.

o Defensive Strategies: In response to market, economic, political or other conditions, the Sub-adviser may temporarily use a different investment strategy for the Fund for defensive purposes. Such a strategy could include investing up to 100% of the Fund's total assets in cash or cash equivalent securities. If the Sub-adviser does so, it could affect the Fund's performance and the Fund might not achieve its investment objective.

The Orbitex Group of Fund's Statement of Additional Information Includes Additional Information Regarding the Risks Associated with the Fund's Investments.


                                Prospectus - 10

YOUR ACCOUNT

[GRAPHIC OMITTED]

This section describes the services that are available to shareholders.

Types of Accounts

If you are making an initial investment in the Fund, you will need to open an account. You may establish the following types of accounts:

o Individual or Joint Ownership. One person owns an individual account while two or more people own a joint account. We will treat each individual owner of a joint account as authorized to give instructions on purchases, sales and exchanges of shares without notice to the other owners. However, we will require each owner's signature guarantee for any transaction requiring a signature guarantee.

o Gift or Transfer to Minors. A Custodian maintains a Uniform Gifts to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA) account for the benefit of a minor. To open an UGMA or UTMA account, you must include the minor's social security number on the application.

o Trust. A trust can open an account. You must include the name of each trustee, the name of the trust and the date of the trust agreement on the application.

o Corporations, Partnerships and Other Legal Entities. Corporations, partnerships and other legal entities may also open an account. A general partner of the partnership or an authorized officer of the corporation or other legal entity must sign the application and resolution form.

o Retirement. If you are eligible, you may set up your account under a tax-sheltered retirement plan, such as an Individual Retirement Account
      (IRA) or Roth IRA, Rollover IRA, SEP-IRA, SIMPLE IRA, Keogh Account, or other retirement plan. Your financial consultant can help you determine if you are eligible.

CHOOSING A CLASS

After deciding which type of account to open, you must select a class of shares. The Fund offers for purchase Class A Shares, Class B Shares and Class C Shares.

Each share class has its own sales charge and expense structure, including different 12b-1 fees (see "Classes in Detail" and "Rule 12b-1 Plans in Detail" for additional information). The Class A Shares and Class C Shares have an initial sales charge while the Class B Shares have a contingent deferred sales charge if you redeem shares held for eight years or less. Class C Shares have a deferred sales charge that is lower than Class B, but higher 12b-1 fees than Class A.

Each class represents an interest in the same portfolio of securities and each has the same rights with one exception. Pursuant to the Investment Company Act of 1940, you will have exclusive voting rights with respect to the Distribution Plan and Agreement pursuant to Rule 12b-1, if any, for the class you choose. We offer these classes to allow you to choose the class that will be most beneficial to you. Your decision should depend upon a number of factors including the amount you purchase and the length of time you plan to hold the shares. For example, if you are investing a large amount of money and plan to hold your shares for a long period of time, the Class A Shares may make the most sense for you. If you plan to invest less money and are investing for at least eight years, Class B Shares might make better sense. Your financial consultant can assist you in determining which class is best for you. Because all future investments in your account will be made in the share class you designate when opening the account, you should make your decision carefully.


                                Prospectus - 11

---------------------------------------------------------------------------------------------------------------------------
CLASS A-INITIAL SALES CHARGE                                   CLASS B-CONTINGENT DEFERRED SALES CHARGE

o     Initial Sales Charge of 5.75% or less (see chart on      o     Deferred sales charge of 5.00% or less on shares
      page 13).                                                      you redeem within eight years (see chart on page
                                                                     15).
o     Lower sales charges for larger investments (see
      page 13).                                                o     An annual fee of 1.00% under the Fund's rule 12b-1
                                                                     plan, 0.75% of which is for marketing and 0.25% of
o     Lower annual expenses than Class B Shares due to               which is for shareholder services. This will result
      lower marketing and/or service (12b-1) fee of 0.40%            in a lower total return than comparable Class A
                                                                     Shares.

                                                               o     Automatic conversion to Class A Shares after eight
                                                                     years, thereby reducing future annual expenses.

---------------------------------------------------------------------------------------------------------------------------

CLASS C-LEVEL LOAD

o     Initial sales charge of 1%.

o Deferred sales charge of 1.00% paid only on shares redeemed within 18 months of purchase.

o An annual fee of 1.00% under the Fund's 12b-1 plan, 0.75% of which is for marketing and 0.25% of which is for shareholder services. This will result in a lower total return than comparable Class A Shares.

o     Class C Shares do not convert to another class.

---------------------------------------------------------------------------------------------------------------------------


                                Prospectus - 12

CLASSES IN DETAIL

CLASS A-INITIAL SALES CHARGE

The sales charge for Class A Shares of the Fund is 5.75% of the offering price. However, the Distributor may reduce or waive this sales charge as described in "Reduced Sales Charge."

REDUCED SALES CHARGE

You can qualify for a reduction or waiver of this sales charge by investing one lump sum in a particular class of the Fund. You can also qualify for a sales charge reduction or waiver through a right of accumulation or a letter of intent if you are a United States resident. See the discussions of "Right of Accumulation" and "Letter of Intent" on page 14. If you are a United States resident and are investing more than $50,000, the Adviser will reduce the sales charge you pay. The chart at the bottom of this page shows the sales charge you will pay based on the amount of your purchase. You can purchase Class A Shares without any initial sales charge if you are a United States resident and invest $1 million or more in Class A Shares. However, if you redeem those shares within one year of the purchase, you must pay a contingent deferred sales charge of 1%. We will waive the contingent deferred sales charge only in the following situations:

o If the Fund involuntarily redeems your shares (i.e.: if the Fund is closed); or

o If you reinvest the proceeds from your redemption in the Fund within 90 days of your redemption.

                    REDUCED SALES CHARGE FOR U. S. RESIDENTS

------------------------------------------------------------------------------------------------
                                                    SALES CHARGE AS A
                            SALES CHARGE AS A       PERCENTAGE OF          BROKER REALLOWANCE
                            PERCENTAGE OF           NET INVESTMENT         AS A PERCENTAGE
 AMOUNT OF PURCHASE         OFFERING PRICE          (NET ASSET VALUE)      OF OFFERING PRICE(1)
-------------------------   ---------------------   --------------------   ---------------------
 Less than $50,000          5.75%                   6.10%                  5.00%
------------------------------------------------------------------------------------------------
 $50,000 but less than      4.50%                   4.71%                  3.75%
 $100,000
------------------------------------------------------------------------------------------------
 $100,000 but less than     3.50%                   3.63%                  2.75%
 $250,000
------------------------------------------------------------------------------------------------
 $250,000 but less than     2.50%                   2.56%                  2.00%
 $500,000
------------------------------------------------------------------------------------------------
 $500,000 but less than     2.00%                   2.04%                  1.75%
 $1,000,000
------------------------------------------------------------------------------------------------
 $1,000,000 or more         None (See below)(2)     None (See below)(2)    (See below)(2)
------------------------------------------------------------------------------------------------

(1) At the discretion of the Orbitex Group of Funds, however, the entire sales charge may at times be reallowed to dealers. The staff of the Securities and Exchange Commission has indicated that dealers who receive more than 90% of the sales charge may be considered underwriters.

(2) The distributor will pay certain commissions to brokers who initiate and are responsible for purchases by any single purchaser who is a resident of the United States. For purchases of $1 million to $3 million, the Distributor will pay 1%, plus 0.50% on any amounts over $3 million up to $50 million, and 0.25% on any amounts over $50 million.


                                Prospectus - 13

RIGHT OF ACCUMULATION

For the purposes of determining the sales charge, the right of accumulation allows you to include prior purchases of Class A Shares of the Fund as part of your current investment. To qualify for this option, you must be either:

o     an individual;

o an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or

o a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code, including related plans of the same employer.

If you plan to rely on this right of accumulation, you must notify the Distributor at the time of your purchase. You will need to give the Distributor your account numbers. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children.

LETTER OF INTENT

The letter of intent allows you to count all investments within a 13-month period in a Fund as if you were making them all at once for the purposes of calculating the sales charges. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase.

OTHER CIRCUMSTANCES

We also offer Class A Shares with low or no sales charges through various other special arrangements. Your financial consultant can help you determine if any of these programs is appropriate for you.

Class A Shares issued pursuant to the automatic reinvestment of income dividends and capital gains distributions are not subject to any sales charges.


                                Prospectus - 14

CLASS B-CONTINGENT DEFERRED SALES CHARGE

You will not pay an initial sales charge if you choose to invest in Class B Shares. However, if you redeem your shares within six years, you will pay a contingent deferred sales charge as described in the table below. The amount of this charge is based on your original purchase price, or the current net asset value of the shares you redeem, whichever is less.

Class B Shares issued pursuant to the automatic reinvestment of income dividends and capital gains distributions are not subject to any contingent deferred or other sales charges.

Shares will be redeemed in the manner that results in the imposition of the lowest CDSC. Shares are redeemed first from any Class A Shares of the Fund acquired as a result of the conversion of Class B Shares, second from Class B Shares of the Fund acquired pursuant to reinvestment of distributions, third from Class B Shares of the Fund held for more than six years, and fourth from the longest-outstanding Class B Shares of the Fund held for less than six years.

--------------------------------------------------------------------------------
                        CONTINGENT DEFERRED SALES CHARGE

---------------------------------------------------------------------------------------
 Years After Purchase That You Redeem Your Shares      Contingent Deferred Sales Charge
-------------------------------------------------      --------------------------------

---------------------------------------------------------------------------------------
 1st Year                                             5.00%
---------------------------------------------------------------------------------------
 2nd Year                                             4.00%
---------------------------------------------------------------------------------------
 3rd Year                                             3.00%
---------------------------------------------------------------------------------------
 4th Year                                             3.00%
---------------------------------------------------------------------------------------
 5th Year                                             2.00%
---------------------------------------------------------------------------------------
 6th Year                                             1.00%
---------------------------------------------------------------------------------------
 7th Year                                             None
---------------------------------------------------------------------------------------
 8th Year                                             None
---------------------------------------------------------------------------------------
 After 8th Year                                       None(1)
---------------------------------------------------------------------------------------

(1) Effective for shares purchased on or after May 1, 2000 in the Orbitex Group of Funds and exchanged into the Fund. Class B Shares will automatically convert to Class A Shares eight years after you purchase them. This conversion relieves Class B shareholders who have held their shares for more than eight years of the higher asset-based distribution charge that applies to Class B Shares under the 12b-1 Plan described in the section entitled "Rule 12b-1 Plans in Detail."

We will waive the contingent deferred sales charge under the following circumstances:

o redemptions made within one year after the death of a shareholder or registered joint owner;

o redemptions made to facilitate minimum required distributions made from an IRA or other retirement plan account after age 70 1/2; and

o     involuntary redemptions made by a Fund.

CLASS B-CONVERSION FEATURE

Class B Shares automatically convert to Class A Shares eight years from the end of the calendar month in which the Fund accepted your purchase. The conversion will be on the basis of the relative net asset values of the shares, without the imposition of any sales load, fee, or other charge. For purposes of conversion, the Fund will consider Class B Shares purchased through the reinvestment of dividends and distributions to be held in a separate sub-account. Each time any Class B Shares in your account (other than those in the sub-account) convert, a corresponding pro rata portion of the shares in the sub-account will also convert. The Fund may suspend the conversion feature in the future; in that event, Class B Shares might continue to pay their distribution fee indefinitely.


                                Prospectus - 15

CLASS C-LEVEL LOAD

The sales charge for Class C Shares of the Fund is 1.00% of the offering price. If you redeem your shares within eighteen months of the date of purchase, you will pay a 1.00% contingent deferred sales charge ("CDSC"). The amount of this charge is based on your original purchase price, or the current net asset value of the shares you redeem, whichever is less.

Shares will be redeemed in the manner that results in the imposition of the lowest CDSC. Shares are redeemed first from any Class C Shares of the Fund acquired pursuant to reinvestment of distributions, and then from the longest-outstanding Class C Shares of the Fund held for less than 18 months. In some circumstances, the initial sales charge and/or the CDSC may be waived for certain investors. You should contact your financial consultant to see if you qualify.

RULE 12B-1 PLANS IN DETAIL

The Board of Trustees of the Orbitex Group of Funds has adopted for Class A Shares, Class B Shares, and Class C Shares separate Distribution Plans and Agreements pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans").

CLASS A. The Plan adopted for Class A Shares allows the Fund to use part of its assets for the sale and distribution of its Class A Shares, including advertising, marketing and other promotional activities. Under this Plan, the Fund pays Orbitex Funds Distributor, Inc. (the "Distributor") an amount equal to 0.40% of average net assets attributable to Class A Shares of the Fund on an annualized basis. The Distributor has contractually agreed to waive 0.15% of the distribution (12b-1) fees, at least through April 30, 2003.

CLASS B AND CLASS C. The Plans adopted for Class B and Class C Shares also allow the Fund to use part of its assets for the sale and distribution of these Shares, including advertising, marketing and other promotional activities. For these services, under each Plan, the Fund pays the Distributor an amount equal to 0.75% of average net assets attributable to Class B or Class C Shares, as applicable, of the Fund on an annualized basis. The Class B and Class C Plans also allow the Fund to pay the Distributor for certain shareholder services provided to Class B and Class C shareholders or other service providers that have entered into agreements with the Distributor to provide these services. For these services, the Fund pays a shareholder service fee equal to 0.25% of average net assets attributable to Class B or Class C Shares, as applicable, of the Fund on an annualized basis.

BECAUSE THESE DISTRIBUTION AND SHAREHOLDER SERVICE FEES ARE PAID OUT OF THE FUND'S ASSETS ON AN ONGOING BASIS, THE FEES MAY, OVER TIME, INCREASE THE COST OF INVESTING IN THE FUND AND COST INVESTORS MORE THAN OTHER TYPES OF SALES LOADS.

PURCHASING SHARES

Once you have chosen the type of account and a class of shares, you are ready to establish an account. Class A, Class B and Class C Shares of the Fund are available to investors with a minimum initial investment of $2,500 for regular accounts and $2,000 for individual retirement accounts. The minimum for subsequent investments is $250.

The Trust or Adviser may waive or lower these minimums in certain cases. YOU MUST COMPLETE AND SIGN AN APPLICATION FOR EACH ACCOUNT YOU OPEN WITH THE FUND.

Upon written request, you may reinvest up to the number of Class A Shares or Class C Shares you have redeemed, within ninety (90) days of redemption, at the then-prevailing net asset value without an initial sales charge.

The price for Fund shares is the Fund's net asset value per share (NAV) plus any applicable sales charge. We determine the NAV as of the close of trading on the New York Stock Exchange (normally 4:00 p.m. Eastern time) every day that the Exchange is open. We will price your order at the next NAV calculated after the Fund receives your order. For more information on how we price shares, see "Pricing of Fund Shares" on page 23.

The Fund and the Distributor each reserves the right to reject any purchase for any reason and to cancel any purchase due to non-payment. You must make all purchases in United States dollars and draw all checks on United States banks. If we cancel your purchase due to non-payment, you will be responsible for any loss the Fund incurs. We will not accept cash or third-party checks for the purchase of shares.


                                Prospectus - 16

-----------------------------------------------------------------------------------------------------------------------
METHOD OF
PURCHASE          PURCHASE PROCEDURES
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

 Through a        Contact your financial consultant. Your Financial Consultant can tell you the time by which you must
 Financial        submit your order to begin receiving dividends that day. Your Financial Consultant must transmit the
 Professional     order to the Funds before 4:00 p.m. Eastern time.

[GRAPHIC OMITTED]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
 Through          The Distributor authorizes certain securities dealers, banks or other financial service firms
 Selling          (collectively, "Selling Group Members") to purchase your shares. To receive that day's share price:
 Group
 Members          o  you must place your order with the Selling Group Member before the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern time); and
[GRAPHIC OMITTED]
                  o  the Selling Group Member must transmit the order to the Funds before 5:00 p.m. Eastern time on that same day.

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
 By Mail          To purchase Shares, send your completed application to:

[GRAPHIC OMITTED]        Orbitex Group of Funds
                         c/o Orbitex Data Services, Inc.
                         4020 South 147th Street
                         Omaha, NE 68137

                  Include with your application your check, payable to "Orbitex Group of Funds."
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
 By Wire
                  o  INITIAL PURCHASE: Call us at 1-888-ORBITEX for instructions and to receive an account number.
                     You will need to instruct a Federal Reserve System member bank to wire funds to: First National
[GRAPHIC OMITTED]    Bank of Omaha, ABA No. 104000016, Credit: Name of Fund, DDA No. 11286033, FBO: Shareholder
                     Name, Name of Fund, Shareholder Account Number. You must also complete and mail an application to the address shown above under "By Mail."

                  o  SUBSEQUENT PURCHASE: Wire funds to the First National Bank of Omaha at the address above. You may wire funds between 8:00 a.m. and 4:00 p.m. Eastern time. To make a same-day wire investment, please call 1-888-ORBITEX by 12:00 noon Eastern time to notify us of your intention to wire funds, and make sure your wire arrives by 4:00 p.m. Eastern time. Please note that your bank may charge a fee for the wire. WIRE TRANSACTIONS ARE NOT AVAILABLE FOR RETIREMENT
                     ACCOUNTS.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------


                                Prospectus - 17

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 By Exchange      You may exchange your shares for the same class of shares of another Fund by written request sent to the Funds at:
[GRAPHIC OMITTED]         Orbitex Group of Funds
                          c/o Orbitex Data Services, Inc.
                          4020 South 147th Street
                          Omaha, NE 68137
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 By Telephone     You may make subsequent purchases in your account by telephoning 1-888-ORBITEX between 8:30 a.m. and
                  4:00 p.m. Eastern time on any day the Fund is open. We will electronically transfer money from the
[GRAPHIC OMITTED] bank account you designate on your Application to our account with the Trust. This investment option is only available if you have not declined or cancelled your telephone investment privilege. See the discussion of "Telephone Redemptions" on page 21.

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 Subsequent       The minimum subsequent purchase is $250 per Fund, except for reinvestment of dividends and
 Purchases        distributions.

[GRAPHIC OMITTED]
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 IMPORTANT        Once you have requested a telephone transaction, and a confirmation number has been assigned, the
 NOTES            transaction CANNOT be revoked. We reserve the right to refuse any purchase request. You can redeem shares that you purchased by check. However, while we will process your redemption request at the next-determined net asset value after we receive it, your redemption proceeds will not be available until your check clears. This could take up to ten calendar days from the date of purchase.
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

REDEEMING SHARES

You have the right to sell ("redeem") all or any part of your shares subject to certain restrictions. Selling your shares in a Fund is referred to as a "redemption" because the Fund buys back its shares. We will redeem your shares at the net asset value next computed following receipt of your redemption request in good order. See "Redemption Procedures-Request in "Good Order"' on page 21.

We will mail your redemption proceeds to your address of record or transmit them electronically to your designated bank account. Except under certain emergency conditions, we will send your redemption to you within seven days after we receive your redemption request.

The Fund cannot accept requests that specify a certain date for redemption or which specify any other special conditions. Please call 1-888-ORBITEX for further information. WE WILL NOT PROCESS YOUR REDEMPTION REQUEST IF IT IS NOT IN PROPER FORM (SEE CHART ON PAGE 21). WE WILL NOTIFY YOU IF YOUR REDEMPTION REQUEST IS NOT IN PROPER FORM.

If, as a result of your redemption, your account value drops below $1,000, we may redeem the remaining shares in your account. We will notify you in writing of our intent to redeem your shares. We will allow at least sixty days thereafter for you to make an additional investment to bring your account value up to at least $1,000 before we will process the redemption.

SIGNATURE GUARANTEES

Your redemption request must be accompanied by a "signature guarantee" under certain circumstances, such as if you are redeeming shares valued at $50,000 or greater or if you ask us to send the redemption


                                Prospectus - 18
proceeds to an address other than the address of record or to a person other than the registered shareholder(s) for the account.

CONTINGENT DEFERRED SALES CHARGE

CLASS A SHARES. There are no deferred charges for the sale of Class A Shares, except that investors who paid no initial sales charge on their purchase of Class A Shares by investing $1 million or more will pay a 1.00% contingent deferred sales charge on any Class A Shares redeemed within one year of purchase. See the discussion of "Reduced Sales Charges" on page 13.

CLASS B SHARES. If you redeem your Class B Shares within 6 years of the due date you purchased the Shares, you will pay a contingent deferred sales charge as described on page 15.

CLASS C SHARES. If you redeem your Class C Shares within eighteen months of the date you purchased the Shares, you will pay a contingent deferred sales charge equal to 1.00% of the lesser of (1) the original purchase price or (2) the net asset value of the shares being redeemed.

THIRD PARTY TRANSACTIONS

If you buy and redeem shares of the Fund through a member of the National Association of Securities Dealers, Inc., that member may charge a fee for that service.

The Fund has authorized one or more brokers to accept on its behalf purchase and redemption orders. Such brokers are authorized to designate intermediaries to accept orders on the Fund's behalf. The Fund will be deemed to have received the order when an authorized broker or a broker authorized designee accepts your order. Your order will be priced at the Fund's net asset value next computed after it is received by the authorized broker or broker authorized designee.

REDEMPTIONS IN KIND

The Fund reserves the right to honor requests for redemption or repurchase orders by making payment in whole or in part in readily marketable securities ("redemption in kind") if the amount of such a request is large enough to affect operations (for example, if the request is greater than $250,000 or 1% of a Fund's assets). The securities will be chosen by the Fund and valued at the Fund's net asset value. A shareholder may incur transaction expenses in converting these securities to cash.


                                Prospectus - 19

--------------------------------------------------------------------------------------------------------------------------------
METHOD OF
REDEMPTION          REDEMPTION PROCEDURES
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

 By Telephone       You may authorize redemption of some or all shares in your account with the Funds by telephoning the
                    Funds at 1-888-ORBITEX between 8:30 a.m. and 4:00 p.m. Eastern time on any day the Funds are open.
[GRAPHIC OMITTED]
                    You will NOT be eligible to use the telephone redemption service if you:

                    o  have declined or canceled your telephone investment privilege;

                    o  wish to redeem shares valued at $50,000 or greater or if you ask us to send the redemption proceeds to an address other than the address of record or to a person other than the registered shareholder(s) for the account;

                    o  must provide supporting legal documents such as a signature guarantee for redemption requests by corporations, trusts and partnerships; or

                    o  wish to redeem from a retirement account.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 By Mail            If you are redeeming Shares, you may send your redemption request to:

[GRAPHIC OMITTED]              Orbitex Group of Funds
                               c/o Orbitex Data Services, Inc.
                               4020 South 147th Street
                               Omaha, NE 68137

                    You must include the following information in your written request:

                    o   a letter of instruction stating the name of the Fund, the number of shares you are redeeming, the names in which the account is registered and your account number;

                    o   other supporting legal documents, if necessary, for redemption requests by corporations, trusts and partnerships;

                    o   a signature guarantee, if necessary
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 By Wire            You may request your redemption proceeds be wired directly to the bank account designated on your application. The Funds' transfer agent will charge you a $10.00 fee for each wire redemption. The
[GRAPHIC OMITTED]   transfer agent will deduct the fee directly from your account. Your bank may also impose a fee for the incoming wire.

--------------------------------------------------------------------------------------------------------------------------------


                                Prospectus - 20

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

 Request in     For our mutual protection, all redemption requests must include:
 "Good
 Order"         o   your account number

                o   the amount of the transaction

                o   for mail request, signatures of all owners EXACTLY as registered on the account and signature guarantees, if required (signature guarantees can be obtained at most banks, credit unions, and licensed brokers)

                o   any supporting legal documentation that may be required

                YOUR REDEMPTION REQUEST WILL BE PROCESSED AT THE NEXT-DETERMINED SHARE PRICE AFTER WE HAVE
                RECEIVED ALL REQUIRED INFORMATION.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
 IMPORTANT      Once we have processed your redemption request, and a confirmation number has been given, the
 NOTE           transaction CANNOT be revoked.
---------------------------------------------------------------------------------------------------------------

OPTIONS FOR REDEMPTION PROCEEDS

You may receive your redemption proceeds by check or by wire.

CHECK REDEMPTIONS. Normally we will mail your check within two business days of a redemption.

WIRE REDEMPTIONS. Before you can receive redemption proceeds by wire, you must establish this option by completing a special form or the appropriate section of your account application.

You may request that your redemption proceeds be wired directly to your bank account. The Trust's transfer agent imposes a $10.00 fee for each wire redemption and deducts the fee directly from your account. Your bank may also impose a fee for the incoming wire. The redemption proceeds must be paid to the same bank and account as designated on the application or in written instructions in proper form subsequently received by the Trust. TELEPHONE REDEMPTIONS AND EXCHANGES. We will automatically establish the telephone redemption option for your account, unless you instruct us otherwise in writing. Telephone redemptions are easy and convenient, but this account option involves a risk of loss from unauthorized or fraudulent transactions. We will take reasonable precautions to protect your account from fraud. You should do the same by keeping your account information private and by reviewing immediately any account statements and confirmations that you receive. Please contact us immediately about any transaction you believe to be unauthorized.
Orbitex reserves the right to refuse a telephone redemption or exchange if the caller cannot provide:

o     the account number

o     the name and address exactly as registered on the account

o the primary social security or employer identification number as registered on the account

We may also require a password from the caller.

Orbitex will not be responsible for any account losses due to telephone fraud, so long as we have taken reasonable steps to verify the caller's identity. If you wish to cancel the telephone redemption feature for your account, please notify us in writing.

EXCHANGING SHARES

The exchange privilege is a convenient way to buy shares in the Fund in order to respond to changes in your investment goals or in market conditions. You may exchange your shares for shares of the same class of another Fund in the Orbitex Group of Funds at no cost to you. The following chart indicates which of the Orbitex Group of Funds and share classes are available for exchange from the
Fund:


                                Prospectus - 21

--------------------------------------------------------------------------------------------
 Orbitex Group of Funds:                           Classes Offered by Fund
--------------------------------------------------------------------------------------------
                                         Class A             Class B           Class C
 Info-Tech & Communication Fund             X                   X                 X
--------------------------------------------------------------------------------------------
 Emerging Technology Fund                   X                   X                 X
--------------------------------------------------------------------------------------------
 Health & Biotechnology Fund                X                   X                 X
--------------------------------------------------------------------------------------------
 Energy & Basic Materials Fund              X                   X
--------------------------------------------------------------------------------------------
 Financial Services Fund                    X                   X                 X
--------------------------------------------------------------------------------------------
 Growth Fund                                X                   X                 X
--------------------------------------------------------------------------------------------
 Amerigo Fund                                                                     X
--------------------------------------------------------------------------------------------
 Focus 30 Fund                              X                   X
--------------------------------------------------------------------------------------------
 Medical Sciences Fund                      X                   X                 X
--------------------------------------------------------------------------------------------

If you establish a new account by exchange, the exchanged shares must have a minimum value of $2,500. All subsequent exchanges must have a minimum value of $250 per Fund.

You may exchange shares either by telephone, if you have not canceled your telephone privilege, or in writing. Written requests for exchange must provide the following:

o     current Fund's name;

o     account names and numbers;

o     name of the Fund you wish to exchange your shares into;

o     the amount you wish to exchange;

o specify the shareholder privileges you wish to retain (e.g., Telephone Privileges); and

o     signatures of all registered owners.

To exchange shares by telephone, you should call 1-888-ORBITEX between 8:30 a.m. and 4:00 p.m. Eastern time on any day the Fund is open. We will process telephone requests made after 4:00 p.m. Eastern time at the close of business on the next business day. You should notify the Fund in writing of all shareholder service privileges you wish to continue in any new account opened by a telephone exchange request.

Please note that we will only accept exchanges if your ownership registrations in both accounts are identical.

We will value your exchanged shares at their respective net asset value next determined after the receipt of the exchange request. We will not impose an initial sales charge, redemption fee or penalty on exchanges. Please note that an exchange may have tax consequences for you. We reserve the right to modify or terminate the exchange privilege upon sixty days' written notice to you.

LIMITATION ON PURCHASES, REDEMPTIONS AND EXCHANGES

Purchases or sales of shares of the Fund and exchanges between Funds should not be used to try to take advantage of short-term swings in the market. Frequent purchase and sale transactions or exchanges create higher expenses for the Fund. Accordingly, the Fund reserves the right to limit or terminate the ability to purchase shares of the Fund or the exchange privilege for any shareholder making frequent purchases or sales or exchanges. The Fund may also revoke the exchange privilege for all shareholders upon 60 days written notice.

TRANSFERRING REGISTRATION

You can transfer the registration of your shares in the Fund to another owner by completing a transfer form and sending it to the Orbitex Group of Funds, 4020 South 147th Street, Omaha, Nebraska 68137.


                                Prospectus - 22

PRICING OF FUND SHARES

The Fund's net asset value for each class of shares or NAV is calculated on each day that the New York Stock Exchange is open. The NAV is the value of a single share of a Fund. The administrators calculate the NAV for each Fund they administer at the close of business of the New York Stock Exchange, normally 4:00 p.m. Eastern time. The NAV is determined by subtracting the total of the Fund's liabilities from its total assets and dividing the remainder by the number of shares outstanding. The value of the Fund's total assets is generally based on the market value of the securities that the Fund holds. If market values are not available, we will determine the fair value of securities using procedures that the Board of Trustees has approved. We will also fair value securities whose values are materially affected by events occurring after the closing of a foreign market. In those circumstances where a security's price is not considered to be market indicative, the security's valuation may differ from an available market quotation. Foreign securities may be traded in their primary markets on weekends or other days when the Fund does not price its shares. Therefore, the NAV of a Fund holding foreign securities may change on days when shareholders will not be able to buy or redeem their Fund shares.

DISTRIBUTIONS

As a shareholder, you are entitled to your share of the Fund's net income and capital gains on its investments. The Fund passes substantially all of its earnings along to its investors as distributions. When the Fund earns dividends from stocks and interest from bonds and other debt securities and distributes these earnings to shareholders, it is called a dividend. The Fund realizes capital gains when it sells securities for a higher price than it paid. When net long-term capital gains are distributed to shareholders, it is called a capital gain distribution. Net short-term capital gains are considered ordinary income and are included in dividends.

--------------------------------------------------------------------------------
      Long-term vs. Short-term capital gains:

      o Long-term capital gains are realized on securities held for more than one year and are part of your capital gain distribution.

      o   Short-term capital gains are realized on securities held less than one year and are part of your dividends.
--------------------------------------------------------------------------------

The Fund distributes dividends and gains annually, if any. These distributions will typically be declared and paid in December, if any.

You will receive distributions, if any, from the Fund in additional shares of the Fund unless you choose to receive your distributions in cash. If you wish to change the way in which you receive distributions, you should call 1-888-ORBITEX for instructions.

If you have elected to receive distributions in cash, and the postal or other delivery service returns your check to the Fund as undeliverable, you will not receive interest on amounts represented by the uncashed checks.


                                Prospectus - 23

FEDERAL TAX CONSIDERATIONS

Your investment will have tax consequences that you should consider. Some of the more common federal tax consequences are described here but you should consult your tax consultant about your particular situation. ALTHOUGH IT IS NOT AN INVESTMENT OBJECTIVE, THE FUND'S ADVISER WILL ATTEMPT TO TAKE INTO ACCOUNT THE TAX CONSEQUENCES OF ITS INVESTMENT DECISIONS. However, there may be occasions when the Adviser's investment decisions will result in a negative tax consequence for the Fund's shareholders.

TAXES ON DISTRIBUTIONS

You will generally be subject to pay federal income tax and possibly state taxes on all Fund distributions. Your distributions will be taxed in the same manner whether you receive the distributions in cash or additional shares of the Fund. Distributions that are derived from net long-term capital gains will generally be taxed as long-term capital gains. The rate of tax will depend on how long the Fund held the securities on which it realized the gains. In general, for individual shareholders, the maximum capital gain rate is 20 percent. All other distributions, including short-term capital gains, will be taxed as ordinary income. The Fund sends detailed tax information to its shareholders about the amount and type of its distributions by January 31st for the prior calendar year.

TAXES ON SALES OR EXCHANGES

If you redeem your shares of a Fund, or exchange them for shares of another Fund in the Orbitex Group of Funds, you will be subject to tax on any taxable gain. Your taxable gain or loss is computed by subtracting your tax basis in the shares from the redemption proceeds (in the case of a sale) or the value of the shares received (in the case of an exchange). Because your tax basis depends on the original purchase price and on the price at which any dividends may have been reinvested, you should keep your account statements so that you or your tax preparer will be able to determine whether a sale or exchange will result in a taxable gain or loss.

"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid investing in the Fund close to the date of a distribution because you pay the full pre-distribution price for your shares and then receive part of your investment back as a taxable distribution.

TAX WITHHOLDING

The Fund may be required to withhold U.S. federal income tax at the rate of 31% from all taxable distributions and from proceeds from certain sales and exchanges payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Any such withheld amounts may be credited against the shareholder's U.S. federal income tax liability.


                                Prospectus - 24

MANAGEMENT

ORBITEX MANAGEMENT, INC.

Orbitex Management, Inc. is the Investment Adviser (the "Adviser") to the Fund. The Adviser's address is 410 Park Avenue, New York, New York 10022. Orbitex Management, Inc. has provided investment advisory services to registered investment companies since 1995. As of May 31, 2002, the Adviser managed approximately $295 million in assets. The Adviser is an affiliate of Orbitex Fund Distributors, Inc. and Orbitex Fund Services, Inc.

CATERPILLAR INVESTMENT MANAGEMENT LTD.

Caterpillar Investment Management Ltd. ("CIML") is a Delaware corporation formed on December 18, 1991. Its principal place of business is 411 Hamilton Boulevard, Suite 1200, Peoria, Illinois 61602-1104. CIML is a wholly-owned subsidiary of Caterpillar Inc., an international manufacturer of machinery and engines and provider of financial products.

In addition to managing the Fund, CIML serves as the investment adviser to the Caterpillar Investment Management Ltd. Tax Exempt Group Trust (the "Group Trust") and the Preferred Group of Mutual Funds. CIML has experience managing separate accounts and portfolios of the Group Trust and the Preferred Group of Mutual Funds that are similar to that of the Fund. As of May 31, 2002, CIML had assets under management totaling $2,733 million.

OTHER SERVICE PROVIDERS
-----------------------

The Fund relies on other companies to provide necessary services for their day-to-day operations. Below is a list of these service providers: Orbitex Fund Services, Inc., Bank of New York, Orbitex Funds Distributor, Inc. and Orbitex Data Services, Inc.

ADMINISTRATOR
-------------

     Orbitex Fund Services, Inc.
     Hauppauge Corporate Center
     150 Motor Parkway
     Hauppauge, New York 11788

CUSTODIAN
---------

     Bank of New York
     15 Broad Street
     7th Floor
     New York, New York 10286

DISTRIBUTOR
-----------

     Orbitex Funds Distributor, Inc.
     4020 South 147th Street
     Omaha, Nebraska 68137

TRANSFER AND DIVIDEND DISBURSING AGENT
--------------------------------------

     Orbitex Data Services, Inc.
     4020 South 147th Street
     Omaha, Nebraska 68137

COUNSEL
-------

     Clifford Chance Rogers & Wells LLP
     200 Park Avenue
     New York, New York 10166

INDEPENDENT ACCOUNTANTS
-----------------------

     PricewaterhouseCoopers LLP
     1177 Avenue of the Americas
     New York, New York 10036


                                Prospectus - 25

WHERE TO GO FOR MORE INFORMATION:

You will find more information about the Fund in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS: Our annual and semi-annual reports list the holdings in the Fund, describe the Fund's performance, include financial statements for the Fund, and discuss the market conditions and strategies that significantly affected the Fund's performance during its last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION ("SAI"): The Statement of Additional Information contains additional and more detailed information about the Fund. The SAI is incorporated by reference into (and is thus a part of) this Prospectus.

THERE ARE THREE WAYS TO GET A COPY OF THESE DOCUMENTS:

1. Call or write for one, and a copy will be sent without charge.

         ORBITEX GROUP OF FUNDS
         C/O ORBITEX DATA SERVICES, INC..
         4020 SOUTH 147TH STREET
         OMAHA, NEBRASKA 68137
         1-888-ORBITEX (OR 1-888-672-4829)
         WWW.ORBITEXFUNDS.COM

2. Write to the Public Reference Room of the Securities and Exchange Commission ("SEC") and ask them to mail you a copy. Or, you may e-mail your request to publicinfo@sec.gov. the SEC charges a fee for this service.

You can also go to the Public Reference Room and copy the documents while you are there. The SEC is located at 450 Fifth Street, NW, Washington, DC 20549-0102.

You may get information about the Public Reference Room and its business hours by writing or calling the number below.

         PUBLIC REFERENCE ROOM - U.S. SECURITIES AND EXCHANGE COMMISSION 450 FIFTH STREET, N.W.
         WASHINGTON, D.C. 20549-6009
         1-202-942-8090

3. Go to the SEC's website (www.sec.gov) and download a free text-only version.

If you are a current fund shareholder and would like information about your account, account transactions, or account statements, please call us at 1-888-ORBITEX (or 1-888-672-4839).

If you purchased your shares through a financial institution, you may contact that institution for more information.

The Orbitex Caterpillar Mid Cap Relative Value Fund's Investment Company Act File Number is 811-8037.

                                 1-888-ORBITEX
                               (1-888-672-4839)
                             www.ORBITEXFUNDS.com

                        ORBITEX - Registered Trademark
                                 Group of Funds

                                Prospectus - 26

ADMINISTRATOR
-------------

     Orbitex Fund Services, Inc.
     Hauppauge Corporate Center
     150 Motor Parkway
     Hauppauge, New York 11788

CUSTODIAN
---------

     The Bank of New York
     15 Broad Street
     7th Floor
     New York, New York 10286

DISTRIBUTOR
-----------

     Orbitex Funds Distributor, Inc.
     4020 South 147th Street
     Omaha, Nebraska 68137

TRANSFER AND DIVIDEND DISBURSING AGENT
--------------------------------------

     Orbitex Data Services, Inc.
     4020 South 147th Street
     Omaha, Nebraska 68137

COUNSEL
-------

     Clifford Chance Rogers & Wells LLP
     200 Park Avenue
     New York, New York 10166

INDEPENDENT ACCOUNTANTS
-----------------------

     PricewaterhouseCoopers LLP
     1177 Avenue of the Americas
     New York, New York 10036

ORBITEX (Registered) CATERPILLAR (Registered)
     Group of Funds

Distributed by Orbitex Funds Distributor, Inc.
Orbitex Funds Distributor is a wholly owned subsidiary of Circle Trust Company.
Not FDIC Insured, No Bank Guarantee, May Lose Value.
ORB-

    PROSPECTUS | June 28, 2002
------------------------------

ORBITEX (Registered) CATERPILLAR (Registered)
     Group of Funds

MID CAP RELATIVE VALUE FUND